                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 1, 1997

                          IMTEK OFFICE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                         DELAWARE 33-24464-NY 11-2958856

   (State or other jurisdiction                    (Commission(IRS Employer
of incorporation)File Number)                        Identification No.)

           8003 CORPORATE DRIVE, SUITE C, BALTIMORE, MARYLAND 21236
             (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (410) 931-2054

                                 Not applicable
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

In November 1997, the Registrant, through its wholly-owned subsidiary, Imtek Corporation, purchased assets consisting of inventory from Office Supply Line, Inc., a Virginia corporation ("OSL"), pursuant to an Inventory Purchase and Sale Agreement entered into as of November 1, 1997 between OSL, Imtek Corporation and Michael L. Lowe (the "OSL Inventory Purchase Agreement").

Also in November 1997, the Registrant issued approximately 465,500 shares of its common stock in exchange for all the issued and outstanding shares of common stock of Office Supply Line Holdings, Inc. ("Holdings"). Holdings' only material asset was the issued and outstanding capital stock of OSL.

Prior to November 1, 1997, OSL was engaged in the business of retail office supply sales. Pursuant to the OSL Inventory Purchase Agreement, the Registrant assumed $70,000 in trade accounts payable, issued a note payable in the amount of $92,000 and paid $75,000 in cash to OSL in exchange for the purchased inventory. The $92,000 note payable included interest at 10% per annum and was scheduled to mature in August 1998. This note was paid in full in September, 1998. The number of shares of the Registrant's common stock issued to the former stockholders of Holdings pursuant to the Holdings Exchange Agreement and the consideration paid to OSL by the Registrant under the OSL Inventory Purchase Agreement represented a negotiated price.

The assets acquired were used by OSL in its business and continue to be used after the acquisition by the Registrant in connection with the Registrant's business of selling, leasing and servicing of photocopy equipment, typewriters, facsimile machines and other automated office equipment. Michael
L. Lowe, President, Director and majority stockholder of Holdings and OSL, became a Director, the Vice President and Chief Operating Officer of the Registrant on November 18, 1997. The funds used by the Registrant to acquire all of the issued and outstanding stock of Holdings and the inventory and equipment acquired pursuant to the OSL Inventory Purchase Agreement were funds from earnings of the Registrant.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Audited Financial Statements of Business Acquired

                  Report of Independent Certified Public Accountants

                  Balance Sheets

                  Statement of Operations

                  Statement of Stockholders (Deficit) Equity

                  Statement of Cash Flows

                  Notes to Audited Financial Statements

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Office Supply Line, Inc.

We have audited the accompanying balance sheet of Office Supply Line, Inc. as of April 30, 1997 and the related statements of earnings, stockholders' (deficit) equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Office Supply Line, Inc. as of April 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Grant Thornton LLP
----------------------
 Grant Thornton LLP


BALTIMORE, MARYLAND
DECEMBER 16, 1998

                            OFFICE SUPPLY LINE, INC.

                                 BALANCE SHEETS

                       APRIL 30, 1997 AND OCTOBER 31, 1997

-------------------------------------------------------------------------------------------------

                                                                                 October 31, 1997
                                                         April 30, 1997            (unaudited)
                                                         --------------          ----------------
                   ASSETS

CURRENT ASSETS
   Cash                                                     $  3,209               $    200
   Accounts receivable - trade                                49,233                 53,071
   Inventory                                                 123,775                143,633
   Prepaid expenses                                              650                     -
                                                            --------               --------
           Total current assets                              176,867                196,904

PROPERTY AND EQUIPMENT
    Furniture and fixtures                                     8,387                  8,387
    Equipment                                                 12,126                  2,126
    Vehicles                                                  19,000                 19,000
                                                            --------               --------
                                                              39,513                 29,513
    Less accumulated depreciation                           (13,814)               (14,387)
                                                            --------               --------
                                                              25,699                 15,126
                                                            --------               --------
                                                            $202,566               $212,030
                                                            --------               --------
                                                            --------               --------

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES
   Line-of-credit                                           $ 47,000               $ 50,000
   Current portion of notes payable                           20,324                 30,004
   Note payable - related party                                9,100                  9,100
   Accounts payable                                           51,213                 46,208
   Accrued expenses                                            8,640                  2,934
   Income taxes currently payable                                 -                   3,962
                                                            --------               --------

           Total current liabilities                         136,277                142,208

NOTES PAYABLE, net of current maturities                      77,803                 59,054

ACCRUED RENT                                                  10,000                 10,000

STOCKHOLDERS' (DEFICIT) EQUITY
   Common stock, $1 par value; 5,000 shares
      authorized; 100 issued and outstanding                     100                    100
   (Accumulated deficit) retained earnings                  (21,614)                    668
                                                            --------               --------
                                                            (21,514)                    768
                                                            --------               --------

                                                            $202,566               $212,030
                                                            --------               --------
                                                            --------               --------

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                            OFFICE SUPPLY LINE, INC.

                             STATEMENTS OF EARNINGS

      YEAR ENDED APRIL 30, 1997 AND SIX MONTH PERIOD ENDED OCTOBER 31, 1997

---------------------------------------------------------------------------------------------

                                                                             October 31, 1997
                                                     April 30, 1997           (unaudited)
                                                     --------------          ----------------
REVENUE
   Equipment and supplies                              $819,600                $182,257

COST OF REVENUE
   Equipment and supplies                               523,214                 108,354
                                                        -------                 -------

           Gross profit                                 296,386                  73,903

OPERATING EXPENSES
   Salaries and wages                                   131,265                  29,571
   Selling and general                                  163,092                  54,248
                                                        -------                 -------
                                                        294,357                  83,819
                                                        -------                 -------

           Operating income (loss)                        2,029                 (9,916)

OTHER (EXPENSE) INCOME                                 (12,367)                  36,160
                                                        -------                 -------

           Operating (loss) income before income
               taxes and extraordinary item            (10,338)                  26,244

INCOME TAXES                                                 -                    3,962
                                                        -------                 -------

           Operating (loss) income before
               extraordinary item                      (10,338)                  22,282

EXTRAORDINARY ITEM - FORGIVENESS OF DEBT                 12,123                      -
                                                        -------                 -------

           NET INCOME                                  $  1,785                $ 22,282
                                                        -------                 -------
                                                        -------                 -------

EARNINGS PER SHARE
   Basic                                                 $17.85                 $222.82
                                                        -------                 -------
                                                        -------                 -------
   Diluted                                               $17.85                 $222.82
                                                        -------                 -------
                                                        -------                 -------

WEIGHTED AVERAGE SHARES OUTSTANDING
   Basic                                                    100                     100
                                                        -------                 -------
                                                        -------                 -------
   Diluted                                                  100                     100
                                                        -------                 -------
                                                        -------                 -------

                            OFFICE SUPPLY LINE, INC.

                  STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

      YEAR ENDED APRIL 30, 1997 AND SIX MONTH PERIOD ENDED OCTOBER 31, 1997

-------------------------------------------------------------------------------------------------------------------

                                                                                   (Accumulated
                                                              Common Stock           deficit)
                                                            -----------------        retained        Stockholders'
                                                            Shares     Amount        earnings       (deficit) equity
                                                            ------     ------      ------------     ----------------

BALANCE AT MAY 1, 1996                                       100       $100          $(23,399)        $(23,299)

   Net income for the year                                   -          -                1,785            1,785
                                                             ---       ----           --------         --------

BALANCE AT APRIL 30, 1997                                    100        100           (21,614)         (21,514)

   Net income for the period (unaudited)                     -          -               22,282           22,282
                                                             ---       ----           --------         --------

BALANCE AT OCTOBER 31, 1997 (UNAUDITED)                      100       $100           $    668         $    768
                                                             ---       ----           --------         --------
                                                             ---       ----           --------         --------



        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                            OFFICE SUPPLY LINE, INC.

                            STATEMENTS OF CASH FLOWS

      YEAR ENDED APRIL 30, 1997 AND SIX MONTH PERIOD ENDED OCTOBER 31, 1997

-------------------------------------------------------------------------------------------------------------------

                                                                                                   October 31, 1997
Increase (Decrease) in Cash                                                    April 30, 1997      (unaudited)
                                                                               --------------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                    $   1,785           $  22,282
   Adjustments to reconcile net income to net
      cash provided by operating activities
        Depreciation and amortization                                                7,904               6,733
        Gain on forgiveness of debt                                               (12,123)                   -
        Gain on sale of fixed assets                                                     -            (36,160)
        Accrued rent                                                                 1,500                   -
        Changes in assets and liabilities
           Accounts receivable                                                      15,303             (3,838)
           Inventory                                                                 8,879            (19,858)
           Prepaid expenses                                                          (650)                 650
           Accounts payable  and accrued expenses                                 (22,766)            (10,711)
           Income taxes payable                                                         -                3,962
                                                                                 ---------           ---------

                Net cash used in operating activities                                (168)            (36,940)

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of fixed assets                                                    -              40,000

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from notes payable                                                      45,000                   -
   Proceeds from note payable - related party                                        9,100                   -
   Payments on notes payable                                                      (63,206)             (9,069)
   Proceeds from line-of-credit, net                                                 5,000               3,000
                                                                                 ---------           ---------

                Net cash used in financing activities                              (4,106)             (6,069)
                                                                                 ---------           ---------

                NET DECREASE IN CASH                                               (4,274)             (3,009)

CASH AT BEGINNING OF PERIOD                                                          7,483               3,209
                                                                                 ---------           ---------

CASH AT END OF PERIOD                                                            $   3,209           $     200
                                                                                 ---------           ---------
                                                                                 ---------           ---------

DISCLOSURE OF CASH FLOW SUPPLEMENTAL INFORMATION:
   Cash paid during the year for interest                                        $  13,123           $   5,468

NOTE A - SUMMARY OF ACCOUNTING POLICIES

    A summary of significant accounting policies applied in the preparation of the accompanying financial statements follows.

    DESCRIPTION OF BUSINESS

    Office Supply Line, Inc. (the Company), a Virginia corporation, began operations on June 25, 1995.

    The Company is in the business of selling and servicing copiers, facsimile machines and printers, sales of office supplies, and commercial printing and copying. The Company conducts business in the Richmond, Virginia metropolitan area and grants credit to customers in that region.

    REVENUE RECOGNITION

    The Company recognizes revenue on equipment sales and supplies upon shipment of the sale. Revenue for servicing of the equipment is recognized at the time the service is performed.

    INVENTORY

    Inventories consist of copy machines, facsimile machines, duplicators, and parts and supplies used in the maintenance of office machines and consumable supplies. Inventories are stated at lower of cost or market using the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT

    The Company provides depreciation and amortization for financial statement purposes over the estimated useful lives of the fixed assets, generally 5 years, using the straight-line method. Expenditures for maintenance and repairs are charged to expense in the period the charges are incurred. Property and equipment is periodically reviewed to determine recoverability by comparing the carrying value to expected future cash flows.

    USE OF ESTIMATES

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.

    FINANCIAL INSTRUMENTS

    The Company's financial instruments include cash, accounts receivable, accounts payable, and notes payable. The carrying amount of these financial instruments approximates their fair market value.

    INCOME TAXES

    Income taxes are provided based on the liability method for financial reporting purposes. Deferred and prepaid taxes are provided for on temporary differences in the basis of assets and liabilities which are recognized in different periods for financial and tax reporting purposes.

    EARNINGS PER SHARE

    Basic earnings per share amounts have been computed based on the weighted average number of common shares outstanding. Diluted earnings per share amounts reflect the increase in weighted average number of common shares outstanding that would result from the assumed conversion of dilutive securities. For the year ended April 30, 1997 and the six months ended October 31, 1997 (unaudited), the Company did not have any dilutive securities outstanding.


NOTE B - INVENTORY

Inventory consists of the following as of April 30, 1997 and October 31, 1997:

                                                                         October 31, 1997
                                                   April 30, 1997           (unaudited)
                                                   --------------        ----------------

      Office equipment                                $ 44,052             $ 57,453
      Office supplies                                   79,723               86,180
                                                      --------             --------

                                                      $123,775             $143,633
                                                      --------             --------
                                                      --------             --------


NOTE C - NOTES PAYABLE

         Notes payable are as follows:

                                                                                                    October 31, 1997
                                                                              April 30, 1997           (unaudited)
                                                                              --------------        ----------------
      8.75% note payable secured by a first lien on all assets of the
      Company; payable in 60 monthly installments of $1,344 to
      Crestar Bank, beginning August 1, 1995.                                     $45,500              $39,314



                                                                                                    October 31, 1997
                                                                              April 30, 1997           (unaudited)
                                                                              --------------        ----------------

      8.56% note payable secured by a subordinated lien on all
      assets of the Company; payable in 60 monthly installments of
      $922 to Crestar Bank, beginning March 15, 1997                               43,803               40,920


      8.00% unsecured note payable to Office Supply, Inc., an
      unrelated party, guaranteed by the stockholders of the
      Company; payable in 84 monthly installments of $1,169,
      beginning January 1, 1996. An addendum dated February 20, 1997 changed the terms as follows: (1) $12,123 was forgiven
      (recorded as an extraordinary item); (2) A $45,000 payment was made February 26, 1997. Final payment of $8,824 was made May
      1, 1998.                                                                      8,824                8,824
                                                                                  -------              -------


                 Total debt                                                       $98,127              $89,058
                                                                                  -------              -------
                                                                                  -------              -------

         Scheduled maturities of notes payable for the next five years follow:

                   Year                       Amount
                   ----                       ------

                   1998                       $20,324
                   1999                        30,946
                   2000                        24,120
                   2001                        13,844
                   2002                         8,893


NOTE D - NOTE PAYABLE - RELATED PARTY

    The Company has a $9,100 unsecured note payable to a stockholder. The note, dated December 31, 1996 has no specified repayment terms.


NOTE E - COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES

    The Company conducts its operations in a leased facility. This lease expires in January 1999 and requires monthly payments ranging from $2,500 to $3,000. The Company has arranged to lease new space in 1999.

    The Company also leased a vehicle under an operating lease with a term which expired in June 1997.

    The following is a schedule by year of base rentals due on operating leases that have initial or remaining lease terms in excess of one year as of April 30, 1997.

                    Year                      Amount
                    ----                      ------

                    1998                      $35,416
                    1999                       27,000

    Total rent expense for year ended April 30, 1997 and six months ended October 31, 1997 (unaudited) was $41,100 and $18,000, respectively.


NOTE F - LINE-OF-CREDIT

    The Company had a $50,000 cash line-of-credit issued by Crestar Bank bearing interest at 9.25% which expired March 1, 1998 and was paid at maturity. Borrowings on the line amount to $47,000 at April 30, 1997. The line is collateralized by a security interest in all assets of the Company.


NOTE G - INCOME TAXES

    The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    The Company utilized net operating loss carryforwards to offset any income tax liability for the year ended April 30, 1997, including income from extraordinary item. The Company had income taxes payable of $3,962 for the six months period ended October 31, 1997 (unaudited).

    Deferred taxes are comprised as follows:


                                                                                   October 31, 1997
                                                             April 30, 1997           (unaudited)
                                                             --------------        ----------------

Current deferred tax assets
   Operating loss carryforward                                 $ 5,364                 $     -
   Accrued rent                                                  3,862                   3,862
                                                               -------                 -------

                                                                 9,266                   3,862
Non-current deferred tax liability
   Depreciation and amortization                               (2,600)                 (3,516)
                                                               -------                 -------


Net deferred tax asset before valuation allowance              $ 6,626                 $   346
                                                               -------                 -------
                                                               -------                 -------

Valuation allowance                                            (6,626)                   (346)
                                                               -------                 -------

Net deferred tax asset                                         $    -                  $   -
                                                               -------                 -------
                                                               -------                 -------

  The Company's provision for income taxes differs from the anticipated United States statutory rate. Differences between the statutory rate and the Company's provisions are as follows:

                                                                                  October 31, 1997
                                                            April 30, 1997           (unaudited)
                                                            --------------        ----------------

Taxes at statutory rate                                          34%                   34%
Benefit of net operating loss carryforward                      (10)                  (18)
Valuation allowance                                             (62)                   (3)
Nondeductible meals and entertainment                            38                     2
                                                                ---                    ---

                                                                - %                    15%
                                                                ---                    ---
                                                                ---                    ---


NOTE H - SUBSEQUENT EVENT

  On November 1, 1997, all of the common stock of the Company was sold to Imtek Office Solutions, Inc. (Imtek) in exchange for 465,000 shares of Imtek's common stock valued at $65,170 and cash of $217,161.

         (b)      Proforma Financial Information.

                  Introduction to Proforma Financial Statements

                  Proforma Unaudited Condensed Balance Sheet

                  Proforma Unaudited Statement of Earnings

                  Notes to Proforma Financial Statements

                          IMTEK OFFICE SOLUTIONS, INC.
               PRO FORMA UNAUDITED CONDENSED FINANCIAL STATEMENTS

The following pro forma unaudited condensed balance sheet and statement of earnings have been prepared by taking the balance sheet as of September 30, 1997 and statement of earnings for the year ended September 30, 1997 of Imtek Office Solutions, Inc. (the "Company") and giving effect to the acquisitions of Beneficial Assistance, Inc. ("Beneficial"), which was acquired on October 1, 1997, and Office Supply Line, Inc. ("OSL") by the Company as if they had occurred as of October 1, 1996. The revenues and results of operations included in the following pro forma unaudited condensed statement of earnings are not considered necessarily to be indicative of anticipated results of operations for periods subsequent to the transactions, nor are they considered necessarily to be indicative of the results of operations for the periods specified had the transactions actually been completed as of October
1, 1996.

These financial statements should be read in conjunction with the notes to the pro forma unaudited condensed balance sheet and statements of earnings, which follow.

                  IMEX OFFICE SOLUTIONS, INC. AND SUBSIDIARIES
                 UNAUDITED PROFORMA COSNOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997

                                                                                                      PRO FORMA
                                                                COMPANY    BENEFICIAL    PRO FORMA    INCLUDING      OSL
                                                              HISTORICAL   HISTORICAL   ADJUSTMENTS  BENEFICIAL   HISTORICAL
                                                              -----------  -----------  -----------  -----------  ---------
ASSETS
Current Assets
 Cash                                                         $    29,118  $    58,082   $      --   $    87,200  $     200
 Escrow deposits                                                       --    1,279,929                 1,279,929
 Accounts receivable                                              393,062                                393,062     53,071
 Inventory                                                        485,661                                485,661    143,633
 Notes recievable--related parties                                 20,466                                 20,466
 Notes receivable--other                                            5,075                                  5,075
 Deposit on equipment                                              40,000                                 40,000
 Prepaid Expenses and other current assets                             --      109,000                   109,000
                                                              -----------  -----------  -----------  -----------  ---------
      Total current assets                                        973,382    1,447,011          --     2,420,393    196,904

PROPERTY AND EQUIPMENT-LESS ACCUMULATED DEPRECIATION AND
  AMORTIZATION                                                     33,957       10,326                    44,283     15,126
OTHER INTANGIBLE ASSETS                                                                  1,190,606 (c) 1,190,606
                                                                                                   (d)
                                                              -----------  -----------  -----------  -----------  ---------
      TOTAL ASSETS                                            $ 1,007,339  $ 1,457,337   $1,190,606  $ 3,655,282  $ 212,030
                                                              -----------  -----------  -----------  -----------  ---------
                                                              -----------  -----------  -----------  -----------  ---------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
 Current maturities of notes payable                          $        --  $    16,390   $      --   $    16,390  $  80,004
 Accounts payable--trade                                           81,825       17,888                    99,713     46,208
 Accounts payable--related party                                   73,063       46,600                   119,663
 Accrued expenses                                                  35,411        7,089                    42,500     12,934
 Customer escrow accounts                                              --    1,279,929                 1,279,929
 Income taxes payable                                              20,600           --                    20,600      3,962
 Notes payable--related party                                      22,388           --                    22,368      9,100
                                                              -----------  -----------  -----------  -----------  ---------
      Total current liabilities                                   233,267    1,367,896          --     1,601,163    152,208

NOTES PAYABLE                                                          --       56,610                    56,610     59,054
COMMITMENTS AND CONTINGECIES                                           --                                                --
STOCKHOLDERS' EQUITY (DEFICIT)
 Common Stock                                                           5           --                         5        100
 Additional paid in capital                                       715,700        3,000   1,253,269 (c) 1,971,969
                                                                                                              --
 Retained earnings                                                 58,367       29,831     (62,663)(d)    25,535        668
                                                              -----------  -----------  -----------  -----------  ---------
      Total stockholders'equity                                   774,072       32,831   1,190,606     1,997,509        768
                                                              -----------  -----------  -----------  -----------  ---------
      TOTAL LIABILITIES AND STOCKHODLERS' EQUITY              $ 1,007,339  $ 1,457,337   $1,190,606  $ 3,655,282  $ 212,030
                                                              -----------  -----------  -----------  -----------  ---------
                                                              -----------  -----------  -----------  -----------  ---------

                                                                             PRO FORMA
                                                                             INCLUDING
                                                               PRO FORMA    BENEFICIAL
                                                              ADJUSTMENTS     AND OSL
                                                              -----------  -------------
ASSETS
Current Assets
 Cash                                                                       $    87,400
 Escrow deposits                                                              1,279,929
 Accounts receivable                                                            446,133
 Inventory                                                                      629,294
 Notes recievable--related parties                                               20,466
 Notes receivable--other                                                          5,075
 Deposit on equipment                                                            40,000
 Prepaid Expenses and other current assets                                      109,000
                                                              -----------  -------------
      Total current assets                                            --      2,617,297

PROPERTY AND EQUIPMENT-LESS ACCUMULATED DEPRECIATION AND
  AMORTIZATION                                                                   59,401
OTHER INTANGIBLE ASSETS                                                       1,314,096
                                                                 123,490 (b)
                                                              -----------  -------------
      TOTAL ASSETS                                             $ 123,490    $ 3,990,802
                                                              -----------  -------------
                                                              -----------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
 Current maturities of notes payable                                        $    96,394
 Accounts payable--trade                                                        145,921
 Accounts payable--related party                                                119,663
 Accrued expenses                                                                55,434
 Customer escrow accounts                                                     1,279,929
 Income taxes payable                                                            24,562
 Notes payable--related party                                                    31,468
                                                              -----------  -------------
      TOTAL CURRENT LIABILITIES                                       --      1,753,371

NOTES PAYABLE                                                                   115,664
COMMITMENTS AND CONTINGECIES
STOCKHOLDERS' EQUITY (DEFICIT)
 Common Stock                                                                       105
 Additional paid in capital                                      132,311(a)   2,104,280
                                                                                     --
 Retained earnings                                                (8,821)(b)     17,382
                                                              -----------  -------------
      Total stockholders'equity                                  123,490      2,121,767
                                                              -----------  -------------
      TOTAL LIABILITIES AND STOCKHODLERS' EQUITY               $ 123,490    $ 3,990,802
                                                              -----------  -------------
                                                              -----------  -------------

                IMTEK OFFICE SOLUTIONS, INC. AND SUBSIDIARIES

                       PROFORMA STATEMENT OF EARNINGS
                                 (Unaudited)


                                                                                                                        Pro Forma
                                                                             Pro Forma                                  Including
                                 Company       Beneficial     Pro Forma       Including        OSL        Pro Forma     Beneficial
                                Historical     Historical    Adjustments     Beneficial     Historical   Adjustments     and OSL
                                ----------     ----------    -----------     ----------     ----------   -----------    ----------
Revenue
  Equipment and supplies......  $2,094,972     $     --                      $2,094,972     $629,980                    $2,724,952
  Merchant banking............       --         5,423,585                     5,423,585                                  5,423,585
                                ----------     ----------    ---------       ----------     --------     --------       ----------
                                 2,094,972      5,423,585         --          7,518,557      629,680          --         8,148,537

Cost of revenue
  Equipment related costs.....   1,868,703           --                       1,868,703      395,503                     2,264,206
  Merchant banking............       --         4,885,776                     4,885,776         --                       4,885,776
                                ----------     ----------    ---------       ----------     --------     --------       ----------
    Total cost of loss and
      sales...................   1,868,703      4,885,776         --          6,754,479      395,503          --         7,149,982
                                ----------     ----------    ---------       ----------     --------     --------       ----------
    Gross profit..............     226,269        537,809         --            764,078      234,477          --           998,555

Selling and General Expense...     153,836        502,950                       719,449      241,557        8,821  (b)     969,826
                                                                62,663
                                ----------     ----------    ---------       ----------     --------     --------       ----------
    Operating Income (loss)...      72,433         34,859      (62,663)          44,629       (7,080)      (8,821)          28,729

Interest expense (income).....      (6,534)         5,028                        (1,506)     (28,946)                      (30,452)
                                ----------     ----------    ---------       ----------     --------     --------       ----------
    Operating income before
    income taxes and
    extraordinary item........      78,967         29,831      (62,663)          46,135       21,866       (8,821)          59,181

Provision for income taxes....      20,600          9,660                        30,260        3,302          --            33,562
                                ----------     ----------    ---------       ----------     --------     --------       ----------

    Operating income before
    extraordinary items.......      58,367         20,171      (62,663)          15,875       18,565       (8,821)          25,619

Extraordinary item - forgiveness
of debt.......................       --              --           --               --         12,123          --            12,123
                                ----------     ----------    ---------       ----------     --------     --------       ----------
    Net Income (loss).........  $   58,367     $   20,171    $ (62,663)      $   15,875     $ 30,688     $ (8,821)       $  37,742
                                ----------     ----------    ---------       ----------     --------     --------       ----------
                                ----------     ----------    ---------       ----------     --------     --------       ----------
Earnings (loss) per share:

  Basic.......................        0.03                                         0.00                                       0.01

  Diluted.....................        0.03                                         0.00                                       0.01

WEIGHTED AVERAGE SHARES
OUTSTANDING

  Basic.......................   2,253,425                   1,000,000        3,253,426                   465,000        3,718,425

  Diluted.....................   2,253,425                   1,000,000        3,253,426                   465,000        3,718,425


NOTES TO PRO FORMA BALANCE SHEET AND STATEMENT OF EARNINGS


(a)    To record the goodwill associated with the OSL transaction.
(b) To amortize the goodwill associated with the OSL transaction based upon a fifteen-year life.
(c)    To record the goodwill associated with the Beneficial transaction.
(d) To amortize tghe goodwill associated with the Beneficial transaction based upon a fifteen year life.

         (c)      Exhibits.

         Exhibit Index and Description:

                 Number                      Description
                 ------                      -----------

                  27       Financial Data Schedule

                  99       Additional Exhibits

                  99.1     Holdings Exchange Agreement dated as of November 1,
                           1997 between the Registrant, Office Supply Line
                           Holdings, Inc., Michael L. Lowe and certain other shareholders of Office Supply Line Holdings, Inc., fully set forth as Exhibit 2.4 of the Annual Report of Registrant filed on Form 10-K on October 13, 1998, and incorporated herein by reference.

                  99.2     OSL Inventory Purchase Agreement dated as of November
                           1, 1997 between the Registrant, Office Supply Line,
                           Inc., and Michael L. Lowe, fully set forth as Exhibit
                           2.5 of the Annual Report of Registrant filed on Form
                           10-K on October 13, 1998, and incorporated herein by reference. .


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          IMTEK OFFICE SOLUTIONS, INC.
                                          (Registrant)

Date:  June 15, 1999                       BY:  /s/ Edwin C. Hirsch
                                          --------------------------------------
                                          Edwin C. Hirsch, President



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